UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2019

Jerash Holdings (US), Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38474	81-4701719
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

260 East Main Street, Suite 2706, Rochester, NY 14604

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 575-9085

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	JRSH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On August 21, 2019, two subsidiaries of Jerash Holdings (US), Inc. (the “Company”), Jerash Garments and Fashions Manufacturing Company Ltd. (“Jerash Garments”) and Treasure Success International Limited (“Treasure Success”), entered into an amendment (the “Amendment”) to the existing import credit facility with Hongkong and Shanghai Banking Corporation Limited (“HSBC”). The Amendment further amends the original credit facility, which was entered into on May 29, 2017 and initially amended on June 19, 2018.

The Amendment increases the availability under the credit facility from $8.0 million to $11.0 million by adding a feature for post-shipment seller loans. This feature allows the Company to draw down from the credit facility upon providing invoices for purchased goods and evidence of the goods being transported to the buyer. Accordingly, the Company does not intend to renew its prior factoring agreement with HSBC. Drawdowns under the post-shipment seller loan feature are charged a handling commission of 0.25% in addition to a range of fees based on the amount of the drawdown balance. The Company will be charged 0.25% of the amount of the balance for the first $50,000, 0.125% for balances of $50,000 to $100,000 and 0.0625% for balances exceeding $100,000. Outstanding balances under the facility accrue interest at a rate of 1.5% over LIBOR or HIBOR, as applicable, per annum.

The term of the credit facility will extend until HSBC proposes a subsequent amendment or terminates the facility. HSBC will charge each of Jerash Garments and Treasure Success a fee of HKD15,000 (approximately $2,000) annually in August to maintain the availability of the credit facility.

Also on August 21, 2019, HSBC released the personal guarantees of Mr. Choi Lin Hung, the Company’s President and Chief Executive Officer, and Mr. Ng Tsze Lun, one of the Company’s significant stockholders. The credit facility remains collateralized by the guarantees of the Company, Jerash Garments and Treasure Success.

The preceding description of the Amendment is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Letter Agreement for Banking Facilities, dated as of August 12, 2019, by and between Hongkong and Shanghai Banking Corporation Limited, Treasure Success International Limited and Jerash Garments and Fashions Manufacturing Company Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JERASH HOLDINGS (US), INC.

Dated: August 26, 2019	By:	/s/ Richard J. Shaw
Richard J. Shaw
Chief Financial Officer